UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 4, 2010

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 4, 2010, Janus Capital Group Inc. (“Janus” or “Company”) entered into a 364-Day $100 million unsecured, revolving credit facility (the “new Facility”) with JPMorgan Chase Bank, N.A, as administrative agent and swingline lender.  Concurrently with entering into the new Facility, Janus terminated its existing $125 million secured revolving credit facility with Citibank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent for the lenders.

Among other things, the new Facility will no longer be secured with Janus’ and its subsidiaries’ assets, and will adjust the financial covenants in light of Janus’ improved financial position (leverage ratio of not more than 4.00:1.00; and interest coverage ratio of not less than 3.50:1.00).  The terms of the new Facility are contained in the 364-Day Competitive Advance and Revolving Credit Facility Agreement attached hereto as Exhibit 10.1, and incorporated by reference.

The new Facility is available for working capital and general corporate purposes.  The drawn costs and the unused commitment fees under the new Facility will fluctuate based on the Company’s long-term senior unsecured non-credit-enhanced debt ratings.  The new Facility also contains financial and other covenants, including; limitations on the ability of the Company and its subsidiaries to incur debt or liens; leverage and interest coverage ratios; a minimum level of long-term assets under management; and certain restrictions on the sale of assets and use of corporate cash.  A violation of these covenants would result in a default under the new Facility, which would permit the participating banks to restrict our ability to access the new Facility and require the immediate repayment of any outstanding advances under it. Janus has not borrowed under the prior credit facility or the new Facility.

Item 1.02 Termination of a Material Definitive Agreement

Please see the discussion set forth in response to Item 1.01 above.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Please see the discussion set forth in response to Item 1.01 above.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits.

10.1

$100 million 364-Day Competitive Advance and Revolving Credit Facility Agreement (the “Facility”), dated as of October 4, 2010, with JPMorgan Chase Bank, N.A., as administrative agent and swingline lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: October 4, 2010	By:	/s/ Gregory A. Frost
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1

$100 million 364-Day Competitive Advance and Revolving Credit Facility Agreement (the “Facility”), dated as of October 4, 2010, with JPMorgan Chase Bank, N.A., as administrative agent and swingline lender.